UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

EXPLANATORY NOTE

On August 2, 2017, Delek US Holdings, Inc. (the "Company") filed a Current Report on Form 8-K (the "8-K") to announce its financial results for the quarter ended June 30, 2017. This Amendment No. 1 to the 8-K is being filed to correct certain amounts related to inventory adjustments for the six months ended June 30, 2017 contained in the "Reconciliation of Refining Margin per barrel to Adjusted Refining Margin per barrel" and the "Reconciliation of Amounts Reported Under U.S. GAAP" financial tables included within Exhibit 99.1 of the 8-K. The corrected tables are shown below in their entirety, with the corrected amounts bold and italicized.

Item 2.02.    Results of Operations and Financial Condition.

On August 2, 2017, Delek US Holdings, Inc. announced its financial results for the quarter ended June 30, 2017. The tables below reflect the correction of certain inventory adjustments for the six months ended June 30, 2017 contained within the Earnings Release filed as Exhibit 99.1 of the 8-K.

Delek US Holdings, Inc.
Reconciliation of Refining Margin per barrel to Adjusted Refining Margin per barrel (3)
$ in millions, except per share data
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Tyler (4)
Reported refining margin, $ per barrel	$5.07	$7.84	$5.01	$6.41
Adjustments:
Net inventory valuation loss (benefit)	1.44	(2.09)	1.00	(1.36)
Hedging (gain) loss	(0.09)	1.17	0.01	0.92
Other inventory loss (benefit)	1.01	(0.09)	0.45	0.19

Adjusted refining margin $/bbl	$7.43	$6.83	$6.47	$6.16

El Dorado (5)
Reported refining margin, $ per barrel	$(0.01)	$4.52	$5.97	$2.65
Adjustments:
Net inventory valuation loss	0.05	0.15	0.02	0.07
Hedging loss	4.32	1.30	2.08	0.88
Other inventory (benefit) loss	(0.57)	0.11	(0.55)	1.09
RIN waiver	—	—	(3.27)	—

Adjusted refining margin $/bbl	$3.79	$6.08	$4.25	$4.69

(1)
Adjusted refining margin per barrel is presented to provide a measure to evaluate performance excluding inventory valuation adjustments, hedging (realized and unrealized) gains and losses, and other items at the individual refinery level. Delek US believes that the presentation of adjusted measures provides useful information to investors in assessing its results of operations at each refinery. Because adjusted refining margin per barrel may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies.

(2)	Tyler adjusted refining margins exclude the following items.
Net inventory valuation benefit (loss) - There was approximately $(10.4) million valuation loss and $14.2 million of valuation benefit in the second quarter 2017 and 2016, respectively. There was approximately $(13.1) million valuation loss and $18.1 million of valuation benefit in the six months ended June 30, 2017 and 2016, respectively. These amounts resulted from lower of cost or market adjustments on LIFO inventory in the respective periods.
Hedging effect - A total hedging gain of $0.7 million and loss of $(7.9) million was recognized in the second quarter 2017 and 2016, respectively. A total hedging loss of $(0.1) million and $(12.3) million was recognized in the six months ended June 30, 2017 and 2016, respectively.
Other inventory - A loss of $(7.3) million and a benefit of $0.6 million was recognized in the second quarter 2017 and 2016, respectively. A loss of $(5.8) million and $(2.6) million was recognized in the six months ended June 30, 2017 and 2016, respectively. These amounts consist of the inventory valuation effect versus market prices in the respective periods.

(3)	El Dorado adjusted refining margins exclude the following items.
Net inventory valuation benefit (loss) - There were $(0.3) million and $(1.1) million of valuation losses in the second quarter 2017 and 2016, respectively. There were approximately $(0.3) million and $(1.1) million of valuation losses in the six months ended June 30, 2017 and 2016, respectively. These amounts resulted from lower of cost or market adjustments on FIFO inventory in the respective periods.
Hedging effect - The total hedging loss of $(30.2) million and $(9.5) million was recognized in the second quarter 2017 and 2016, respectively. A total hedging loss of $(30.2) million and $(12.7) million was recognized in the six months ended June 30, 2017 and 2016, respectively.
Other inventory - A benefit of $4.0 million and $(0.8) million loss was recognized in the second quarter 2017 and 2016, respectively. A benefit of $8.0 million and a loss of $(15.9) million was recognized in the six months ended June 30, 2017 and 2016, respectively. These amounts consist of the inventory valuation effect versus market prices in the respective periods.
RIN waiver - In March 2017, the El Dorado, Arkansas refinery received approval from the Environmental Protection Agency for a small refinery exemption from the requirements of the renewable fuel standard for the 2016 calendar year. This waiver equated to a benefit of approximately $47.5 million recognized in the first quarter 2017.

Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Loss to Adjusted Net Loss	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Reported net loss attributable to Delek	$(37.9)	$(7.0)	$(26.7)	$(36.2)

Adjustments(8)
Net inventory valuation loss (gain)	10.7	(12.9)	13.4	(16.9)
Tax effect of inventory valuation	(3.8)	4.5	(4.8)	5.9
Net after tax inventory valuation loss (gain)	6.9	(8.4)	8.6	(11.0)

Business interruption proceeds	—	—	—	(42.4)
Tax effect of business interruption proceeds	—	—	—	14.9
Net after tax business interruption proceeds	—	—	—	(27.5)

Unrealized hedging loss	6.6	16.0	0.1	24.6
Tax effect of unrealized hedging	(2.2)	(5.7)	0.2	(8.6)
Net after tax unrealized hedging loss	4.4	10.3	0.3	16.0

Transaction related expenses	2.5	—	4.2	—
Tax effect of transaction related expenses	(0.9)	—	(1.5)	—
Net after tax transaction related expenses	1.6	—	2.7	—

Total after tax adjustments	12.9	1.9	11.6	(22.5)

Adjusted net loss	$(25.0)	$(5.1)	$(15.1)	$(58.7)

(6)
The tax calculation is based on the appropriate marginal income tax rate related to each adjustment and for each respective time period, which is applied to the adjusted items in the calculation of adjusted net loss in all periods.

Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
per share data
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Loss to Adjusted Net Loss	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Reported net loss per share attributable to Delek	$(0.61)	$(0.11)	$(0.43)	$(0.59)

Adjustments, after tax (per share)(8)
Net inventory valuation loss (gain)	0.11	(0.14)	0.14	(0.18)
Business interruption proceeds	—	—	—	(0.44)
Unrealized hedging loss	0.07	0.17	—	0.26
Transaction related expenses	0.03	—	0.04	—

Total adjustments	0.21	0.03	0.18	(0.36)

Adjusted net loss per share	$(0.40)	$(0.08)	$(0.25)	$(0.95)

The information above is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 4, 2017	DELEK US HOLDINGS, INC.

		By:	/s/ Kevin Kremke
		Name:	Kevin Kremke
		Title:	Executive Vice President / Chief Financial Officer